Exhibit 99.1

TALOS ENERGY ANNOUNCES CLOSING OF PREVIOUSLY ANNOUNCED ACQUISITIONS AND ASSOCIATED BORROWING BASE INCREASE

Houston, March 2, 2020 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today announced the closing of the acquisition of affiliates of ILX Holdings, among other entities (the “Acquired Assets,” the “Acquisition,” or the “Transaction”), on February 28, 2020. The Transaction was previously announced on December 10, 2019. Concurrently with the closing of the Transaction, Talos also closed on the increase of its borrowing base to $1,150.0 million.

After taking into account customary closing adjustments based on an effective date of July 1, 2019, total cash consideration paid by Talos was reduced from $385.0 million to $291.7 million, as the Acquired Assets generated approximately $100.0 million of free cash flow in the eight-month period since effective date, partially offset by a small working capital position acquired in conjunction with one of the assets. The cash consideration was funded primarily through the Company’s revolving credit facility and cash on hand. In addition to the cash consideration, the Company delivered 110,000 shares of Series A Convertible Preferred Stock to certain of the sellers. The preferred shares will automatically convert into 11.0 million common shares on the 20th day following the mailing to investors of the Company’s definitive information statement on Schedule 14C related to the Transaction.

Concurrently with the closing of the Transaction, the borrowing base under Talos’s credit facility was upsized from $950.0 million to $1,150.0 million, effective immediately. Pro forma for the closings, Talos had approximately $600 million of available liquidity. Talos expects to use free cash flow anticipated in 2020 to pay down a portion of the borrowings under the credit facility, even at the current commodity price environment.

The Acquired Assets’ average production in the fourth quarter of 2019, after accounting for certain downtime, was 18.7 thousand barrels of oil equivalent per day (“MBoe/d”). The Company is currently drilling the Claiborne #3 well and first production is expected at the end of the second quarter of 2020. Also included in the Transaction are over 700,000 gross acres, of which 480,000 are primary term.

President and Chief Executive Officer Timothy S. Duncan commented, “We are excited to have closed this Transaction of high quality, free cash flow generating assets. This Acquisition is consistent with Talos’s strategy of acquiring high-margin, oil-weighted assets with significant drilling upside in our core areas. We believe the additional scale and diversity will allow Talos to be even more resilient to commodity price volatility, further allowing us to continue to generate free cash flow in the current commodity environment. Talos is also better positioned to high-grade our drilling inventory, as we continue to pursue our infrastructure-led drilling and measured investment in high-impact exploration. We will continue to be prepared to opportunistically make accretive acquisitions that will make Talos a stronger company and allow us to continue to strengthen our financial position.”

ANALYST & INVESTOR EVENT AND YEAR-END 2019 EARNINGS CALL

Talos will release fourth quarter and full-year 2019 results for the period ended December 31, 2019 on Wednesday, March 11, 2020 after the U.S. financial market closes. The Company will host an earnings conference call, which will be broadcast live over the internet, on Thursday, March 12, 2020 at 10:00 AM Eastern Time.

Listeners can access the earnings conference call live over the Internet through a webcast link on the Company’s website at: https://www.talosenergy.com/investors. Alternatively, the conference call can be accessed by dialing 1-888-348-8927 (U.S. toll-free), 1-855-669-9657 (Canada toll-free) or 1-412-902-4263 (International). Please dial in approximately 10 minutes before the teleconference is scheduled to begin and ask to be joined into the Talos Energy call. A replay of the call will be available one hour after the conclusion of the conference through March 19, 2020 and can be accessed by dialing 1-877-344-7529 and using access code 10139354.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

Additionally, Talos will host its first-ever analyst and investor event on Thursday, March 12, 2020 at 2:00 PM Eastern Time, during which members of Talos’s management team will discuss the Company’s strategic and execution milestones, assets, portfolio and future outlook for the business, among other topics.

Institutional investors and analysts interested in attending the event should contact Rose & Company at 1-212-517-0810 or by email at talos@roseandco.com. A live webcast of the analyst and investor event and accompanying presentation materials will be available on the Company’s website at https://www.talosenergy.com/investors. Please allow extra time prior to the webcast to visit the website and download any software that may be needed to listen to the live webcast. A replay of the webcast will also be available on the Company’s website following the event.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing cash-flows and long-term value through our operations, currently in the United States Gulf of Mexico and offshore Mexico. As one of the US Gulf’s largest public independent producers, we leverage decades of geology, geophysics and offshore operations expertise towards the acquisition, exploration, exploitation and development of assets in key geological trends that are present in many offshore basins around the world. Our activities in offshore Mexico provide high impact exploration opportunities in an oil rich emerging basin. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, access to or downtime at third-party infrastructure, potential adverse reactions or changes to business or employee relationships, competitive responses, generally, including those discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

Estimates for our future production volumes are based on assumptions of capital expenditure levels and the assumption that market demand and prices for oil and gas will continue at levels that allow for economic production of these products. The production, transportation and marketing of oil and gas are subject to disruption due to transportation and processing availability, mechanical failure, human error, hurricanes and numerous other factors. Our estimates are based on certain other assumptions, such as well performance, which may vary significantly from those assumed. Therefore, we can give no assurance that our future production volumes will be as estimated.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002